UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2014

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 - Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

First Real Estate Investment Trust of New Jersey (“FREIT”) announced that on May 7, 2014, it entered into a contract to acquire The Regency Club, a residential apartment complex located in Middletown, New York, from The Regency at Wallkill, LLC, a party unaffiliated with FREIT. The apartment complex consists of 132 units in 11 buildings and a clubhouse.

On December 20, 2013, FREIT sold its South Brunswick land for approximately $11 million. The sale was structured as a like-kind exchange of real estate pursuant to Section 1031 of the Internal Revenue Code. A like-kind exchange for replacement real estate, if completed, will result in a deferral for income tax purposes of the $8.7 million capital gain, realized from the sale of the South Brunswick land. The net proceeds from this sale were approximately $9.8 million. The Regency Club has been identified as the replacement property in this like-kind exchange.

The purchase price for this acquisition is $22 million, exclusive of transaction costs. The purchase price will be paid with the $9.8 million in net proceeds from the sale of the South Brunswick land and cash balances maintained by FREIT.

Under the terms of the acquisition agreement, FREIT is required to pay a $500,000 deposit into an escrow account; $250,000 payable upon execution of the acquisition agreement, which was May 7, 2014, and $250,000 on the expiration of the due diligence period. FREIT is currently in the process of completing its due diligence review. If FREIT’s due diligence is satisfactory to it, a closing of the acquisition is expected to take place 30 days after satisfaction or waiver of all contingencies set forth in the agreement, but in no event later than June 18, 2014.

Disclosures Concerning Forward-Looking Statements

Certain statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including without limitation, those relating to the Registrant’s liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant’s future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant’s properties are located. In addition, the Registrant’s continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Form 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board

Date: May 13, 2014